Exhibit 1.2

Execution Version

CHUBB INA HOLDINGS LLC
(a Delaware limited liability company)

Debt Securities

Unconditionally Guaranteed as to Payment of
Principal, Premium, if any, and Interest by

CHUBB LIMITED

TERMS AGREEMENT

June 4, 2026

To:	CHUBB INA HOLDINGS LLC 2000 Arch Street, Philadelphia, PA 19103

CHUBB LIMITED
Bärengasse 32,
CH-8001 Zurich, Switzerland

Ladies and Gentlemen:

We understand that Chubb INA Holdings LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell C$400,000,000 aggregate principal amount of its senior debt securities due 2031 (the “2031 Notes”) and C$400,000,000 aggregate principal amount of its senior debt securities due 2033 (the “2033 Notes” and, together with the 2031 Notes, the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Chubb Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

With Respect to the Underwritten Securities

Underwriter		Aggregate Principal Amount of 2031 Notes		Aggregate Principal Amount of 2033 Notes
RBC Dominion Securities Inc.	C$	190,000,000	C$	190,000,000
Scotia Capital Inc.	C$	190,000,000	C$	190,000,000
TD Securities Inc.	C$	20,000,000	C$	20,000,000
Total:	C$	400,000,000	C$	400,000,000

The Underwritten Securities shall have the following terms:

Title:	3.780% Senior Notes due 2031 4.034% Senior Notes due 2033
Rank:	Senior Debt
Ratings (Moody’s / S&P / Fitch):
Aggregate principal amount:	2031 Notes: C$400,000,000 2033 Notes: C$400,000,000
Denomination:	C$2,000 and integral multiples of C$1,000 in excess thereof
Currency of payment:	Canadian Dollars
Interest rate or formula:	2031 Notes: 3.780% per annum 2033 Notes: 4.034% per annum
Interest payment dates:	2031 Notes: Each June 10 and December 10, beginning December 10, 2026 2033 Notes: Each June 10 and December 10, beginning December 10, 2026
Regular record dates:	2031 Notes: Each May 26 and November 25 2033 Notes: Each May 26 and November 25
Stated maturity date:	2031 Notes: June 10, 2031 2033 Notes: June 10, 2033
Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated June 4, 2026 to the Prospectus dated October 3, 2024,

•    2031 Notes: Make-Whole Call prior to May 10, 2031

•    2033 Notes: Make-Whole Call prior to April 10, 2033

•    2031 Notes: Par Call on or after May 10, 2031

•    2033 Notes: Par Call on or after April 10, 2033

Sinking fund requirements:	None
Conversion or exchange provisions:	None

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Listing requirements:	None
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:

2031 Notes: 100.000% of the principal amount, plus accrued interest, if any, from, and including, June 10, 2026, if settlement occurs after that date

2033 Notes: 100.000% of the principal amount, plus accrued interest, if any, from, and including, June 10, 2026, if settlement occurs after that date

Purchase price:

2031 Notes: 99.650% of the principal amount, plus accrued interest, if any, from June 10, 2026, if settlement occurs after that date

2033 Notes: 99.630% of the principal amount, plus accrued interest, if any, from June 10, 2026, if settlement occurs after that date

Form:	Global certificates representing the Underwritten Securities registered in the name of CDS & Co., as nominee of CDS Clearing and Depository Services Inc.
Applicable Time:	3:50 P.M. New York City time
Other terms and conditions:	The Underwritten Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten Securities), the “Senior Indenture”). For purposes of the Underwritten Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
Settlement date:	T+4 (June 10, 2026)
Closing date and location:	June 10, 2026; Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

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Notices: Notice to the Underwriters shall be directed to the following, as follows:

RBC Dominion Securities Inc. Royal Bank Plaza

200 Bay Street, 2nd Floor, North Tower

Toronto, Ontario
M5J 2W7

Attention: Andrew Franklin

Email: Andrew.franklin@rbccm.com

Scotia Capital Inc.

40 Temperance Street, 4th Floor
Toronto, Ontario
M5H 0B4

Attention: Patrick Breithaupt

Email: Patrick.breithaupt@scotiabank.com

TD Securities Inc.

Ernst & Young Tower
222 Bay Street, 7th Floor
Toronto, Ontario

M5K 1A2

Attention: Greg McDonald

Email: greg.mcdonald@tdsecurities.com & TDTOR-FIGOrigination@tdsecurities.com

All of the provisions contained in the document attached as Annex I hereto entitled “CHUBB INA HOLDINGS LLC (a Delaware limited liability company) – Senior and Subordinated Debt Securities – Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by CHUBB LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints Chubb Group Holdings Inc., 550 Madison Avenue, New York, New York 10022, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

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This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Terms Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please accept this offer no later than 3:50 P.M. (New York City time) on June 4, 2026 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

[The remainder of this page intentionally left blank.]

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Very truly yours,

RBC Dominion Securities Inc.

By:	/s/ Andrew Franklin
Name:	Andrew Franklin
Title:	Managing Director

Scotia Capital Inc.

By:	/s/ Patrick Breithaupt
Name:	Patrick Breithaupt
Title:	Managing Director

TD Securities Inc.

By:	/s/ Greg McDonald
Name:	Greg McDonald
Title:	Director

[Signature Page to Terms Agreement]

Accepted:

CHUBB INA HOLDINGS LLC

By:	/s/ Drew K. Spitzer
Name:	Drew K. Spitzer
Title:	Treasurer

CHUBB LIMITED

By:	/s/ José Blanco
Name:	José Blanco
Title:	Chief Financial Officer of Chubb Switzerland

[Signature Page to Terms Agreement]

Schedule I

ISSUER FREE WRITING PROSPECTUS(ES)

Final Term Sheet dated June 4, 2026 (attached hereto as Schedule II)

Schedule II

Pricing Term Sheet

Filed pursuant to Rule 433

Registration Statement No. 333-282482 and 333-282482-02

Supplementing the Preliminary Prospectus Supplement dated

June 4, 2026 (To Prospectus dated October 3, 2024)

C$800,000,000

Chubb INA Holdings LLC

C$400,000,000 3.780% Senior Notes due 2031

C$400,000,000 4.034% Senior Notes due 2033

Each Fully and Unconditionally Guaranteed by

Chubb Limited

Pricing Term Sheet

June 4, 2026

Issuer:	Chubb INA Holdings LLC

Guarantor:	Chubb Limited

Ratings (Moody’s / S&P / Fitch)*:

Security Type:	Senior Unsecured Notes

Description of Securities:	3.780% Senior Notes due 2031 (the “2031 Notes”) 4.034% Senior Notes due 2033 (the “2033 Notes”) (collectively, the “Notes”)

Pricing Date:	June 4, 2026

Settlement Date (T+4)**:	June 10, 2026

Maturity Date:	2031 Notes: June 10, 2031 2033 Notes: June 10, 2033

Aggregate Principal Amount:	2031 Notes: C$400,000,000 2033 Notes: C$400,000,000

Public Offering Price:	2031 Notes: 100.00% of principal amount, plus accrued interest from, and including, June 10, 2026, if settlement occurs after that date
2033 Notes: 100.00% of principal amount, plus accrued interest from, and including, June 10, 2026, if settlement occurs after that date

Coupon (Interest Rate):	2031 Notes: 3.780% per annum 2033 Notes: 4.034% per annum

Interest Payment Dates:	2031 Notes: Semi-annually in arrears on June 10 and December 10 of each year, beginning on December 10, 2026
2033 Notes: Semi-annually in arrears on June 10 and December 10 of each year, beginning on December 10, 2026

Interest Payment Record Dates:	2031 Notes: May 26 and November 25 of each year 2033 Notes: May 26 and November 25 of each year

Re-Offer Spread:	2031 Notes: +67 bps versus the applicable Government of Canada curve (“GoC Curve”); +67.2 bps versus the applicable Benchmark Bond, which includes a curve adjustment of +0.2 bps 2033 Notes: +77 bps versus the applicable GoC Curve; +77.2 bps versus the applicable Benchmark Bond, which includes a curve adjustment of +0.2 bps

GoC Curve:	2031 Notes: CAN 1.50% due June 1, 2031 and CAN 1.50% due December 1, 2031 2033 Notes: CAN 2.75% due June 1, 2033 and CAN 3.25% due December 1, 2033

Benchmark Bond:	2031 Notes: CAN 1.50% due June 1, 2031 2033 Notes: CAN 2.75% due June 1, 2033

Benchmark Bond Price and Yield:	2031 Notes: C$92.620 / 3.108% 2033 Notes: C$96.820 / 3.262%

Yield to Maturity:	2031 Notes: 3.780% 2033 Notes: 4.034%

Par Call Date:	2031 Notes: May 10, 2031 (the date that is 1 month prior to the maturity date of the 2031 Notes) 2033 Notes: April 10, 2033 (the date that is 2 months prior to the maturity date of the 2033 Notes)

Optional Redemption:

Each series of Notes will be redeemable in whole or in part at the option of the Issuer upon not less than 10 days’ and not more than 60 days’ notice, and upon such conditions as may be specified in the applicable notice of redemption, at the redemption price being the greater of (i) the aggregate principal amount to be redeemed; and (ii) the Canada Yield Price (as defined below), together in each case with accrued and unpaid interest to but excluding the date fixed for redemption, provided that if any Notes are redeemed at any time on or after the applicable Par Call Date (as defined above) for such series of Notes, the redemption price will equal the aggregate principal amount to be redeemed plus accrued and unpaid interest to but excluding the date fixed for redemption. In case of partial redemption of a series of Notes, the Notes of such series to be redeemed will be selected by the Trustee on a pro rata basis.

“Canada Yield Price” means, with respect to the Notes to be redeemed, the price, in respect of the principal amount of such Notes, calculated by the Issuer as of the third business day prior to the redemption date of such Notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the date of redemption) and principal on the Notes to be redeemed from the redemption date to the applicable Par Call Date, as if redeemed on such Par Call Date, using as a discount rate the sum of the Government of Canada Yield (as defined below) on such business day plus (i) 16.5 basis points for the 2031 Notes and (ii) 19 basis points for the 2033 Notes

“Government of Canada Yield” means, on any date and for purposes of the redemption of any series of Notes, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Issuer, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term of such series of Notes to the applicable Par Call Date of such series of Notes.

Redemption for Tax Reasons:	The Issuer may redeem the Notes of a series, in whole, but not in part, in the event of certain changes in the tax laws of the applicable Taxing Jurisdiction that would require the Issuer or the Guarantor to pay additional amounts with respect to the Notes of such series. The redemption price would be equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest, if any, on the Notes of such series to be redeemed to, but not including, the date of redemption.

Payment of Additional Amounts:	The Issuer or the Guarantor, as applicable, will, subject to certain exceptions and limitations, pay additional amounts on the Notes as are necessary in order that the net payment by the Issuer or the Guarantor, as applicable, of the principal of, and premium, if any, and interest on the Notes, after withholding or deduction for any future tax, assessment or other governmental charge imposed by the applicable Taxing Jurisdiction, will not be less than the amount provided in the Notes to be then due and payable.

Covenants:	The indenture under which the Issuer will issue the Notes contains covenants that, among other things, limit the ability of the Issuer and the Guarantor to (1) dispose of, or incur indebtedness secured by, the capital stock of designated subsidiaries and (2) engage in certain mergers, consolidations, amalgamations and sales of all or substantially all of their assets.

Following Business Day Convention:	If not a business day in New York or Toronto, then payment of a coupon or upon maturity or redemption will be made on the next business day with no adjustment.

Day Count Convention:	Actual/365 (Fixed) when calculating interest accruals during any partial interest period and 30/360 when calculating amounts due on any interest payment date (Actual/Actual Canadian Compound Method).

Use of Proceeds:	General corporate purposes, which may include the repayment and refinancing of debt

Form of Distribution in Canada:	The distribution of the Notes is being made on a private placement basis to purchasers in each of the provinces of Canada (the “Offering Jurisdictions”) under a Canadian offering memorandum dated June 4, 2026, (the “Canadian Offering Memorandum”), which will include the prospectus dated October 3, 2024, as supplemented by a prospectus supplement dated June 4, 2026 that forms part of the registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”). The distribution will be made in reliance on statutory exemptions from the prospectus requirements of Canadian securities laws applicable in each of the Offering Jurisdictions and, in particular, the Notes will only be sold in the Offering Jurisdictions pursuant to the “accredited investor exemption” (as defined in National Instrument 45-106 — Prospectus Exemptions (“NI 45-106”)) to purchasers that are “accredited investors” (as such term is defined in NI 45-106) or Section 73.3 of the Securities Act (Ontario), as applicable, who purchase the Notes as principal (or are deemed to be purchasing as principal) and that are also “permitted clients” (as such term is defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations).

Form of Distribution in the United States:	The distribution of the Notes is being made pursuant to registration with the SEC under the U.S. Securities Act of 1933, as amended.

Resale Restrictions:	Resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws, which may vary depending on the province. The Issuer is not a reporting issuer in any province or territory of Canada. Unless permitted under applicable Canadian securities laws, holders of the Notes must not trade the Notes before the date that is four months and a day after the later of (i) June 10, 2026 and (ii) the date the Issuer becomes a reporting issuer in any province or territory of Canada. Prospective purchasers should consult their own independent legal advisors with respect to such restrictions. The Notes are a new issue of securities for which no established trading market exists. If an active trading market does not develop for the Notes, investors may not be able to resell them. The Issuer currently has no intention of becoming a reporting issuer in Canada in the foreseeable future.

Settlement/Form:	CDS Clearing and Depository Services Inc. / Book Entry (Global Notes)

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Paying Agent:	Computershare Advantage Trust of Canada

CUSIP/ISIN:	2031 Notes: 171239AP1 / CA171239AP13 2033 Notes: 171239AQ9 / CA171239AQ95

Joint Book-Running Managers:	RBC Dominion Securities Inc. Scotia Capital Inc.

Co-Manager:	TD Securities Inc.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

** Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any day prior to the business date before delivery will be required, by virtue of the fact that the Notes initially will settle T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The foregoing description of some of the terms of the Notes is not complete and is subject to, and qualified in its entirety by, reference to the Issuer's preliminary prospectus supplement dated June 4, 2026 (the “Preliminary Prospectus Supplement”) and the accompanying base prospectus dated October 3, 2024 (the “Base Prospectus”) and the Issuer's preliminary Canadian offering memorandum dated June 4, 2026, as applicable, which includes the Preliminary Prospectus Supplement and the Base Prospectus (collectively the “Preliminary Canadian Offering Memorandum”), and the documents incorporated and deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Preliminary Prospectus Supplement, the Base Prospectus or the Preliminary Canadian Offering Memorandum. Prospective purchasers should review the Preliminary Prospectus Supplement, the Base Prospectus and the Preliminary Canadian Offering Memorandum, as applicable, for a more detailed description of some of the terms of the Notes. No person has been authorized to make any representation in connection with the offering other than as contained or incorporated by reference in the Preliminary Prospectus Supplement and the Base Prospectus and the Preliminary Canadian Offering Memorandum, and the Issuer, the Guarantor and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The Issuer and Guarantor have filed with the SEC a registration statement (including a prospectus) and the Preliminary Prospectus Supplement for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents that the Issuer and Guarantor have filed with the SEC for more complete information about the Issuer, Guarantor and this offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer and Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement, the Base Prospectus, the Preliminary Canadian Offering Memorandum and, when available, the final prospectus supplement and the Canadian Offering Memorandum if you request it by contacting: RBC Dominion Securities Inc. at +1-416-842-6311 or Scotia Capital Inc. at +1-800-372-3930

This Pricing Term Sheet is not a prospectus for the purposes of Regulation (EU) 2017/1129, including as the same forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

No PRIIPs or UK PRIIPs KID – No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

The communication of this Pricing Term Sheet and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this Pricing Term Sheet relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this Pricing Term Sheet or any of its contents.

Annex I

Underwriting Agreement

[Intentionally omitted]